CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-120634
of Fidelity Bankshares, Inc. on Form S-3 of our report dated March 9, 2004, appearing in the Annual Report on Form 10-K of Fidelity Bankshares, Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

West Palm Beach, Florida
December 6, 2004